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                                                                       EXHIBIT B


                    AMENDMENT 1 TO AGREEMENT OF JOINT FILING


     The undersigned hereby agree to dissolve their status as a group (as defined by Rule 13d-1(k)(1) of the Securities Exchange Act of 1934) as of February 12, 2002. All future filings with respect to the securities reported herein will be filed, if required, by members of the group in their individual capacity.

     The Agreement of Joint Filing dated July 14, 2000, is hereby terminated as the date hereof.


Date:  February 12, 2002


                               ROBERT H. AND ANN LURIE TRUST


                               By:  /s/ ANN LURIE
                                    ------------------------------------
                                    Ann Lurie, Co-Trustee


                               ANDA PARTNERSHIP, an Illinois general partnership

                               By:  Ann Only Trust, a general partner


                                    By:  /s/ ANN LURIE
                                         --------------------------------
                                         Ann Lurie, Trustee


                               By: Ann and Descendants Trust, a general partner


                                    By:  /s/ ANN LURIE
                                         --------------------------------
                                         Ann Lurie, Trustee


                               LFT PARTNERSHIP, an Illinois general partnership

                               By: Jesse Trust, a general partner


                                    By:  /s/ ANN LURIE
                                         --------------------------------
                                         Ann Lurie, Trustee